Exhibit 10.37


CONFIDENTIAL



                        SHARE SALE AND PURCHASE AGREEMENT

                               DATED FEBRUARY 2005


                           BG ENERGY HOLDINGS LIMITED
                                 KEYSPAN C I LTD
                              KEYSPAN (UK) LIMITED

                                       AND

              PREMIER TRANSMISSION FINANCING PUBLIC LIMITED COMPANY







                    Relating to the Sale and Purchase of the
                         Entire Issued Share Capital of
                          Premier Transmission Limited






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
                                    CONTENTS

Clause                                                                                                    Page
1.       Interpretation.......................................................................................1
2.       Sale and Purchase of the Shares......................................................................8
3.       Conditions Precedent.................................................................................8
4.       Completion...........................................................................................9
5.       Adjustment to Consideration.........................................................................10
6.       Independent Accountants.............................................................................10
7.       Loans and Guarantees................................................................................12
8.       Warranties..........................................................................................12
9.       Further Assurances and Indemnity....................................................................14
10.      Confidentiality.....................................................................................15
11.      Notices.............................................................................................16
12.      Assignment..........................................................................................17
13.      Whole Agreement.....................................................................................18
14.      Governing Law.......................................................................................19
15.      General.............................................................................................19

Schedule

1.       Particulars of the Company..........................................................................20
2.       Properties..........................................................................................21
3.       Warranties..........................................................................................25
4.       Limits on Warranty Claims...........................................................................39
5.       Pre-Completion......................................................................................43
6.       Completion..........................................................................................45
7.       Initial Sum and Final Sum...........................................................................50
8.       Completion Accounts.................................................................................51

Signatories

Documents to accompany this agreement:

1.       Disclosure Letter

2.       Agreed Forms of:
         (a)      Comfort Letter;
         (b)      Powers of Attorney;
         (c)      Secondment Agreement;
         (d)      Services Agreement;
         (e)      Site Services Agreement;
         (f)      Tax Deed; and
         (g)      Tax Loss Amount Receipt.

3.       Accounts

                     THIS AGREEMENT is made on February 25, 2005

     BETWEEN:

(1) BG ENERGY HOLDINGS LIMITED (registered number 03763515), a company incorporated under the laws of England and Wales, whose registered office is at 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom (BGEH);

(2) KEYSPAN C I LTD (registered number 71191), a company incorporated under the laws of the Cayman Islands, whose registered office is at Ugland House, PO Box 309GT, South Church Street, George Town, Grand Cayman, Cayman Islands
     (KCIL);

(3) KEYSPAN (UK) LIMITED (registered number 03488649), a company incorporated under the laws of England and Wales, whose registered office is at Jordans Limited, 21 St Thomas Street, Bristol, BS1 6JS, United Kingdom (K(UK)L); and

(4) PREMIER TRANSMISSION FINANCING PUBLIC LIMITED COMPANY (registered number NI053751), a company incorporated under the laws of Northern Ireland, whose registered office is care of Arthur Cox Northern Ireland, Capital House, 3 Upper Queens Street, Belfast, BT1 6PU, United Kingdom (the Purchaser).

     BACKGROUND:

(A) BGEH is the owner of 50% of the issued share capital of the Company (as defined below) (the BGEH Shares).

(B) KCIL is the owner of 24.5% per cent. of the issued share capital of the Company (as defined below) (the KCIL Shares) and K(UK)L is the owner of 25.5% of the issued share capital of the Company (as defined below) (the K(UK)L Shares).

(C) BGEH wishes to sell and the Purchaser wishes to purchase the BGEH Shares, KCIL wishes to sell and the Purchaser wishes to purchase the KCIL Shares, and K(UK)L wishes to sell and the Purchaser wishes to purchase the K(UK)L Shares, in each case on the terms and subject to the conditions set out in this agreement.

     IT IS AGREED as follows:

1.   INTERPRETATION 1.1 In this agreement:

     a means the number of days from and including 1 January 2005 to but excluding the date of Completion;

     Accounts means the audited balance sheet as at the Accounts Date and the audited profit and loss statement for the year ended on that date (including the notes and directors' report relating to the same), in each case of the Company;

     Accounts Date means 31 December 2004;

     Actual Required Revenue shall have the meaning given to that term in the Licence in force at the relevant time or, if no such term is defined in the Licence in force at the relevant time, the meaning of any replacement term that has equivalent effect to the meaning of that term at the date of this agreement, as the case may be;


                                       1
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     Adjusted Payment Date has the meaning given in subclause 5.4;

     Affiliate means, in relation to a Party, a Subsidiary of that Party or a Holding Company of that Party or any other Subsidiary of that Holding Company;

     Appropriate Queen's Counsel means a Queen's Counsel of at least five years' standing and experience in the field of commercial law;

     Approved Sellers' Fees means the fees of the Sellers incurred in connection with the sale and purchase of the BGEH Shares, the KCIL Shares and the K(UK)L Shares, as approved in writing to the Seller by the Northern Ireland Authority for Energy Regulation for payment by the Purchaser;

     Approved Sellers' Fees Estimate means the Sellers' good faith estimate of the Approved Sellers' Fees, being (pound)500,000;

     Bank Facility means the credit agreement known as the "Premier Transco (pound)63,000,000 Credit Agreement" and made between the Company, Royal Bank of Canada Europe Ltd, the Royal Bank of Scotland plc and the Industrial Bank of Japan Ltd (now Mizuho Corporate Bank Ltd);

     BGE(UK) means BGE (UK) Limited of 10 Upper Bank Street, London, E14 5JJ, United Kingdom;

     BG means BG Group plc;

     BG Group means BG and its Affiliates;

     BGE(UK) Guarantee means the guarantee dated 30 May 1997 given by BG plc, the obligations of BG plc as surety having been novated to BGEH by agreement dated 8 and 9 December 1999, to BGE(UK) in relation to the transportation of gas by BGE(UK) through a pipeline from Moffat to Twynholm, Scotland;

     BGEH Shares has the meaning given in recital (A);

     BGI means BG International Limited, whose registered office is at 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom;

     Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

     Comfort Letter means the comfort letter in the Agreed Form from Keyspan Energy Development Corporation to the Purchaser;

     Company means Premier Transmission Limited (further details of which are set out in schedule 1);

     Completion means completion of the sale and purchase of the Shares in accordance with this agreement;


                                       2
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     Completion  Accounts  means  the  completion  accounts  to be  prepared  in accordance with schedule 8;

     Completion Longstop Date has the meaning given in subclause 3.2;

     Conditions means the conditions precedent to the sale and purchase of the Shares set out in clause 3;

     Consideration has the meaning given in clause 2;

     Daily Price Adjustment Amount means a multiplied by (pound)13,466.67;

     Damages Payment has the meaning given in paragraph 7 of schedule 4;

     Data Room means the documents set out in the index of data room documents annexed to the Disclosure Letter;

     Deeds of Servitude means those deeds of servitude granted in favour of the Company and its successors as proprietors of the Scottish Benefited Property in respect of the Scotland Northern Ireland Pipeline as listed the section of the Data Room entitled "Deeds of Servitude (and various other Scottish property documents)" in the Disclosure Letter, together with any deed granted or agreement entered into to vary or supplement the same, and Deed of Servitude shall be construed accordingly;

     Disclosure Letter means the letter described as such of the same date as this agreement from the Sellers to the Purchaser and duly acknowledged by the Purchaser;

     Encumbrance means any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including retention arrangements and any agreement to create any of the foregoing;

     Excess Recovery has the meaning given in paragraph 7 of schedule 4;

     Final Sum means the amount described as such in paragraph 2 of Schedule 7;

     Forecast Balance Sheet means a forecast balance sheet substantially adopting the form of part 2 of schedule 8 and issued in accordance with subclause 4.3;

     Foreshore Easement Leases means the two lease agreements short particulars of which are in part 2 of schedule 2;

     Holding Company means in relation to a company or corporation, any other company or corporation of which it is a Subsidiary;

     Indemnitors has the meaning given in subclause 9.4;

     Independent Accountants means such firm of chartered accountants as may be appointed in accordance with clause 6;

     Initial Sum means the amount  described  as such in paragraph 1 of schedule
     7;

     KCIL Shares has the meaning given in recital (B);


                                       3
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     K(UK)L Shares has the meaning given in recital (B);

     Licence means any licence to convey gas (or to participate in the conveyance of gas) granted to the Company under Article 8(1)(a) of the Gas (Northern Ireland) Order 1996;

     Material Adverse Change means, in the reasonable opinion of the Purchaser, a material adverse change in the financial position or prospects of the Company since the Accounts Date;

     Net Indebtedness means:

     (a)  (pound)50,000; plus

     (b) all indebtedness of the Company under the Bank Facility at Completion, being the amount paid or procured to be paid by the Purchaser under paragraph 2(a) of part 2 of schedule 6, expressed as a positive number;

     Offering Circular means the offering circular to be issued by the Purchaser on or around 28 February 2005 in terms of which the Purchaser intends to raise funds by the issue of guaranteed secured bonds;

     Parties means the parties to this agreement and Party means any one of them;

     Powers of Attorney means the powers of attorney in the Agreed Form from each of the Sellers in favour of the Purchaser;

     PPL means Premier Power Limited of Ballylumford Power Station, Islandmagee, Larne, County Antrim, BT40 3RS, United Kingdom;

     Properties means the properties of the Company shortly described in parts 1 and 2 of schedule 2, and Property means any of them and includes every part of each of them;

     Property Indemnity has the meaning given in subclause 9.4;

     Property Indemnity Description means the wording described as such set out in part 4 of schedule 2;

     Purchaser's Accountants means Ernst & Young LLP of Bedford House, 16 Bedford Street, Belfast, BT2 7DT, United Kingdom;

     Purchaser's Solicitors means McGrigors of 5 Old Bailey, London, EC4M 7BA, United Kingdom;

     Purchaser's   Technical  Advisers  means  Parsons  Brinkerhoff  Limited  of
     Manchester Technology Centre, Oxford Road, Manchester, M1 7ED;

     Rectification Execution has the meaning given in subclause 9.5;

     Scotland Northern Ireland Pipeline means the cross-country and submarine pipeline running in a continuous line between:

     (a) the Company's land in Scotland at or near Twynholm, near Kircudbright and the landfall at or near Portnaughan Bay in the District of Wigtown; and


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     (b)  the last mentioned land and the Company's land in Northern  Ireland at the Islandmagee peninsula in the County of Antrim,

     constructed in accordance with, amongst other documentation, a Pipeline Construction Authorisation granted by The Secretary of State for Trade and Industry in accordance with the Pipelines Act 1962, a Works Authorisation in accordance with the Petroleum and Submarine Pipelines Act 1975 and authority under the Gas (Northern Ireland) Order 1977, and any subsequent amending legislation, together with all or any ancillary apparatus associated therewith and all wrapping and protective materials;

     Scottish Benefited Property means that property that has the benefit of the Deeds of Servitude being the dominant tenement described in each Deed of Servitude as ALL and WHOLE that area or piece of ground in the Parish of Anwoth and the former County of Stewartry of Kirkcudbright, (now Stewartry District of the Dumfries & Galloway Region) more particularly described in, disponed by and coloured pink on the plan annexed to Disposition by Mark Gilliat Rainsford Hannay in favour of Premier Transco Limited dated 21 June and recorded in the Division of the General Register of Sasines applicable to the County of the Stewartry of Kircudbright on 3 July, both in 1995;

     Secondment Agreement means the secondment agreement in the Agreed Form between the Company and BGI;

     Sellers means BGEH, KCIL and K(UK)L together, and Seller means any one of them;

     Sellers' Accountants means PricewaterhouseCoopers LLP of 1 Embankment Place, London, WC2N 6RH, United Kingdom;

     Sellers' Obligations means any obligations, covenants, representations, warranties, indemnities or undertakings in this agreement that are expressed to be made, undertaken or given by all of the Sellers (and not, for the avoidance of doubt, any obligations, covenants, representations, warranties, indemnities or undertakings in this agreement that are expressed to be made, undertaken or given by any two of the Sellers or by any Seller individually);

     Sellers' Solicitors means Allen & Overy LLP of One New Change, London, EC4M 9QQ, United Kingdom;

     Sellers' Warranties has the meaning given in clause 8;

     Services Agreement means the services agreement in the Agreed Form between the Company and BGI;

     Shares means the BGEH Shares, the KCIL Shares and the K(UK)L Shares together;

     Site Services Agreement means the site services agreement in the Agreed Form between the Company and PPL;

     Subsidiary means a subsidiary within the meaning of section 736 of the Companies Act 1985;

     Supplementary Disclosure Letter means the letter described as such, being the Disclosure Letter as supplemented at Completion, from the Sellers to the Purchaser and duly acknowledged by the Purchaser;


                                       5
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     Swaps means the swap  transactions  that are the subject of and pursuant to
     ISDA agreements dated 13 November 1998 between the Company and each of The Royal Bank of Scotland plc and Royal Bank of Canada respectively;

     Tax and Taxes and Taxation and Taxation Authority have the meanings given in the Tax Deed;

     Tax Deed means the Tax Deed in the Agreed Form;

     Tax Loss Amount means (pound)2,698,637;

     Tax Loss Amount Receipt means the acknowledgment and receipt letter in the Agreed Form from the Company to BGEH acknowledging the full and final settlement of all obligations of BG Group in respect of all surrenders of tax losses by the Company to BG Group;

     Tax Warranties has the meaning in paragraph 3 of schedule 4;

     Technical Advisers' Report means the report entitled "Scotland to Northern Ireland Due Diligence Report" prepared by the Purchaser's Technical Advisers for, amongst others, Financial Guaranty Insurance Company;

     Third Party Claim has the meaning given in paragraph 5 of schedule 4;

     Third Party Sum has the meaning given in paragraph 7 of schedule 4;

     UK GAAP means generally accepted accounting principles and practices in the United Kingdom;

     Uninfeft Recording has the meaning given in subclause 9.5;

     Warranties means the warranties on the part of the Sellers or of any one of them contained in schedule 3;

     Warranty Claim means a claim by the Purchaser for any breach or alleged breach of any of the Warranties;

     Working Capital means all of the working capital of the Company as at Completion as shown in the Completion Accounts; and

     Working Capital Estimate means the Sellers good faith estimate of the Working Capital.

1.2  In this agreement, any reference to:

(a) a Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b) a recital, clause, subclause, paragraph, subparagraph or schedule is a reference to a recital, clause, subclause, paragraph, subparagraph or schedule of this agreement;

(c)  this agreement includes references to this agreement as amended or novated;

(d) a person includes any individual, firm, company, trust, unincorporated association of persons, government, state or agency of a state or any joint venture, association, trust or partnership (whether or not having separate legal personality) or any other entity;

(e)  a company shall be construed so as to include any company,  corporation  or
     other  body   corporate  or  other  legal  entity,   wherever  and  however
     incorporated or established;

(f) including and other cognate references shall be construed as not limiting any general words or expressions in connection with which they are used;

(g)  an Affiliate of a Seller shall exclude the Company;

(h) a document being in the Agreed Form shall be to the form of the document that has been initialled for the purposes of identification or otherwise identified as agreed prior to the execution of this agreement by or on behalf of the Sellers and the Purchaser;

(i)  (pound) is to the lawful currency from time to time of the United Kingdom;

(j) an enactment (which includes any legislation in any jurisdiction), whether express or implied, includes references to:

     (i) that enactment as amended, extended or applied by or under any other enactment (before or after signature of this agreement);

     (ii) any  enactment  which  that  enactment   re-enacts  (with  or  without
          modification); and

     (iii)any subordinate legislation made (before or after signature of this agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (i) above, or under any enactment referred to in paragraph (ii) above, except to the extent that any legislation or subordinate legislation made or enacted after the date of this agreement would create or increase the liability of a Seller under this agreement;

(k) times of the day are to local time in the relevant jurisdiction unless otherwise stated; and

(l) any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, enactment, legislation or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.3 Where any statement in schedule 3 or in the Disclosure Letter is qualified by the expression "so far as the Sellers are aware" or "to the best of the Sellers' knowledge, information and belief" or any similar expression, that statement shall be deemed to be made on the actual knowledge of the Sellers or either of them after having made due and careful enquiry of John Burley, Kevin Chapman, David Reilly, Richard Souchard, Nick Tyler, Mike Weeks and David Wilks in order to establish the truth and accuracy of the statement.

1.4 Where there is any inconsistency between the definitions set out in this clause 1 and the definitions set out in any clause or schedule, then for the purposes of construing such clause or schedule, the definitions set out in that clause or schedule shall prevail to the extent of the inconsistency.


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


1.5 The schedules form part of this agreement and references herein to this agreement shall be construed accordingly.

1.6 In this agreement words importing the singular shall include the plural and vice versa.

1.7  The headings in this agreement do not affect its interpretation.

1.8  Subclauses 1.1 to 1.7 shall apply unless the context otherwise requires.

1.9 Unless otherwise provided, BGEH shall be liable for 50 per cent. of each Sellers' Obligation, KCIL shall be liable for 24.5 per cent. of each Sellers' Obligation and K(UK)L shall be liable for 25.5 per cent. of each Sellers' Obligation.

2.   SALE AND PURCHASE OF THE SHARES

2.1  Subject to the Conditions being satisfied:

     (a)  BGEH shall sell and the Purchaser shall purchase the BGEH Shares;

     (b)  KCIL shall sell and the Purchaser shall purchase the KCIL Shares; and

     (c)  K(UK)L shall sell and the Purchaser shall purchase the K(UK)L Shares,

          in each case with full title guarantee, free from Encumbrances and together with all rights attaching to them.

2.2 The purchase price for the sale of the Shares shall be the Final Sum (the Consideration).

2.3  The Parties acknowledge and agree that:

     (a) 50 per cent. of the Consideration, plus (pound)300,000, shall be for the BGEH Shares;

     (b) 24.5 per cent. of the Consideration, minus (pound)150,000, shall be for the KCIL Shares; and

     (c) 25.5 per cent. of the Consideration, minus (pound)150,000, shall be for the K(UK)L Shares.

3.   CONDITIONS PRECEDENT

3.1  The sale and purchase of the Shares is conditional on:

     (a) BGEH obtaining, on terms satisfactory to BGEH, a complete and unconditional release of BGEH from all of BGEH's obligations under the Foreshore Easement Leases;

     (b) BGEH obtaining, on terms satisfactory to BGE(UK) and BGEH, a complete and unconditional release of BGEH from all of BGEH's obligations under the BGE(UK) Guarantee;

     (c) the Company and BGI having executed the Services Agreement; (d) the Company and PPL having executed the Site Services Agreement;

     (e) the issue by the Purchaser of the bonds referred to in the Offering Circular becoming unconditional (save to the extent that the issue thereof is conditional on the completion of this agreement or on other matters that are themselves conditional on the completion of this agreement); and


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


     (f)  no Material Adverse Change having occurred.

3.2 (a) The Sellers by joint agreement only may waive any of the Conditions at paragraphs 3.1(a) and (b), and the Purchaser may waive any of the Conditions at paragraphs 3.1(c), (d) and (e).

(b) Any waiver of a Condition shall be by written notice by each relevant Party waiving the Condition to each other Party.

(c) Where any Condition is waived, such waiver shall be without liability to, and no Party or Parties waiving a Condition may bring any claim under this agreement against, any Party in respect of the subject matter of the Condition being waived.

3.3 (a) The Purchaser shall use reasonable endeavours to procure (so far as it is so able to procure) that the Conditions are satisfied on or before 2 April 2005 (or such other date as the Parties may agree) (the Completion Longstop Date).

(b) The Condition at paragraph 3.1(f) shall be deemed to have been satisfied for so long as the Purchaser has not notified the Seller of any Material Adverse Change having occurred.

3.4 If any of the Conditions has not been satisfied or waived on or before the Completion Longstop Date:

(a) except for this subclause 3.4, clauses 1 and 10, and the clauses after clause 10, all of the clauses of this agreement shall lapse and cease to have effect; but

(b) the lapsing of those provisions shall not affect any accrued rights or liabilities of any Party.

4. COMPLETION

4.1  Completion shall take place at the offices of the Purchaser's Solicitors at
     10.00 a.m. on the third Business Day after the date on which all of the Conditions are satisfied or waived, or at such other place or at such other time and on such other date as the Parties may agree.

4.2 Pending Completion (and whether or not the Conditions are satisfied or waived), the provisions of schedule 5 shall apply.

4.3 Within five Business Days of their receipt from the Purchaser of a written request, the Sellers shall provide to the Purchaser in writing:

     (a) a Forecast Balance Sheet containing the Working Capital Estimate and the Sellers' good faith estimate of the Net Indebtedness; and

     (b)  an  estimate  of  the  costs  to  the  Company   associated  with  the
          termination of the Swaps.

4.4  At and from Completion, as specified in schedule 6:

     (a) the Sellers or each specified Seller, as the case may be, shall do or procure to be done those things set out in part 1 of schedule 6; and


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


     (b)  the  Purchaser  shall do or procure to be done those things set out in part 2 of schedule 6.

4.5 Subject to Completion and to BGEH complying with its obligation under paragraph 2 of part 1 of schedule 6, with effect from Completion the Purchaser acknowledges and agrees (on behalf of itself and the Company) that the payment to the Company at or prior to Completion of the Tax Loss Amount shall be in full and final settlement of all obligations of BG Group in respect of all surrenders of tax losses by the Company to BG Group.

4.7 Subject to Completion, the Purchaser shall procure that it is registered in the register of members of the Company as the registered legal owner of the BGEH Shares, the KCIL Shares and the K(UK)L Shares as soon as reasonably practicable following Completion.

5. ADJUSTMENT TO CONSIDERATION

5.1 The amount of the consideration for the sale of the Shares shall be adjusted following Completion in accordance with this clause 5 and the Completion Accounts.

5.2 (a) If the Final Sum is greater than the Initial Sum (such difference being a Consideration Shortfall), the Purchaser shall pay to:

     (i)  BGEH  in  cash a sum  equal  to 50  per  cent.  of  the  Consideration
          Shortfall;

     (ii) KCIL in cash a sum equal to 24.5 per cent. of the Consideration Shortfall; and

     (iii)K(UK)L in cash a sum equal to 25.5 percent. of the Consideration Shortfall; or

(b) if the Initial Sum is greater than the Final Sum (such difference being a Consideration Excess):

     (i) BGEH shall pay the Purchaser in cash a sum equal to 50 per cent. of the Consideration Excess;

     (ii) KCIL shall pay the Purchaser in cash a sum equal to 24.5 per cent. of the Consideration Excess; and

     (iii)K(UK)L shall pay the Purchaser in cash a sum equal to 25.5 per cent. of the Consideration Excess.


5.3 Any payment to be made pursuant to this clause 5 shall be made on the day (the Adjusted Payment Date) that is five Business Days following the day on which the Completion Accounts are agreed or determined in accordance with
     Schedule 8, together with interest on such payment (if applicable) calculated at the rate of 6 per cent. per annum from (and including) the Adjusted Payment Date to (but excluding) the date of actual payment, by CHAPS or other electronic transfer for same day value to the relevant accounts specified in schedule 6.

6. INDEPENDENT ACCOUNTANTS AND QUEEN'S COUNSEL

6.1 If and whenever any item in dispute relating to the Completion Accounts falls to be referred, in accordance with the relevant provision of this agreement, to Independent Accountants, it shall be referred to such firm of chartered accountants:

     (a) as the Sellers and the Purchaser may agree in writing within five Business Days after expiry of the period allowed by the relevant provision of this agreement for the Sellers and the Purchaser to reach agreement over the relevant item in dispute; or

     (b) failing such agreement, as shall be appointed for this purpose on the application of any of the Sellers or the Purchaser by the President of the Institute of Chartered Accountants in England and Wales.

6.2 For the purpose of subclause 6.1, the Independent Accountants shall act on the following basis:

     (a)  the  Independent   Accountants   shall  act  as  experts  and  not  as
          arbitrators;

     (b) the items or items in dispute shall be notified to the Independent Accountants in writing by one of the Sellers and/or the Purchaser within 10 Business Days of the Independent Accountants' appointment;

     (c)  their terms of reference shall be as set out in the relevant schedule;

     (d) the Independent Accountants shall decide the procedure to be followed in the determination;

     (e) each of the Sellers and the Purchaser shall provide (and, to the extent they are reasonably able, shall procure that their respective accountants, and the Purchaser shall procure that the Company, provide) the Independent Accountants promptly with all information which they reasonably require and the Independent Accountants shall be entitled (to the extent they consider it appropriate) to base their opinion on such information and on the accounting and other records of the Company;

     (f) the determination of the Independent Accountants shall (in the absence of manifest error) be final and binding on the parties; and

     (g) the costs of the determination, including fees and expenses of the Independent Accountants, shall be borne equally as between the Sellers on the one hand and the Purchaser on the other hand.

6.3 In the event that, for the purposes of any Warranty Claim, the Sellers and the Purchaser are unable to agree whether or not, or the extent to which, a relevant liability or obligation is, or would have been, capable of being included in the Actual Required Revenue of the Company at the relevant time, any Party may refer the matter to an Appropriate Queen's Counsel appointed either by agreement between the Parties or, failing such agreement, on the application of any Party for appointment by the President of the Law Society of England and Wales for the time being (whose decision shall be final and binding on the Parties).

6.4 For the purpose of subclause 6.3, the Appropriate Queen's Counsel shall act on the following basis:

     (a) the Appropriate Queen's Counsel shall act as expert and not as arbitrator;

     (b) the items or items in dispute shall be notified to the Appropriate Queen's Counsel in writing by one of the Sellers and/or the Purchaser within 10 Business Days of the Appropriate Queen's Counsel's appointment;

     (c) the Appropriate Queen's Counsel shall decide the procedure to be followed in the determination;

     (d) each of the Sellers and the Purchaser shall provide, and the Purchaser shall procure that the Company provide, the Appropriate Queen's Counsel promptly with all information which he or she reasonably requires and the Appropriate Queen's Counsel shall be entitled (to the extent he or she considers it appropriate) to base his or her opinion on such information and on the accounting and other records of the Company;

     (e) the determination of the Appropriate Queen's Counsel shall (in the absence of manifest error) be final and binding on the Parties; and

     (f) the costs of the determination, including fees and expenses of the Appropriate Queen's Counsel, shall be borne as the Appropriate Queens Counsel shall direct (provided that the costs of preparing and presenting its case to the Appropriate Queen's Counsel shall be borne by the relevant Party).

7. LOANS AND GUARANTEES

7.1 Each of the Sellers shall procure that, on or before Completion, all indebtedness of it and its Affiliates to the Company is satisfied in full.

7.2 The Sellers shall procure that, on or before Completion, the Company is released from all guarantees and indemnities given by it in respect of any liability or obligation of a Seller or any of its Affiliates.

7.3 The Purchaser shall use reasonable endeavours to procure that, from Completion, each Seller and each of its Affiliates is released from all outstanding guarantees and indemnities given by it in respect of obligations of the Company (full particulars of which are contained in the Disclosure Letter) and, pending such release, the Purchaser shall indemnify the relevant Seller and its Affiliates against all liabilities under each such guarantee or indemnity arising from Completion.

8. WARRANTIES

8.1  BGEH warrants to the Purchaser that:

     (a) except as fully and fairly disclosed in the Disclosure Letter, each of the statements set out in part 1 of schedule 3 is true and accurate as at the date of this agreement; and

     (b) except as fully and fairly disclosed in the Supplementary Disclosure Letter, each of the statements set out in part 1 of schedule 3 will be true and accurate as at Completion, and for the purposes of this paragraph (b) each of the statements set out in part 1 of schedule 3 shall be deemed to be repeated at Completion by reference to the facts and circumstances then existing.

8.2  (a) K(UK)L warrants to the Purchaser that:

     (i) except as fully and fairly disclosed in the Disclosure Letter, each of the statements set out in part 2 of schedule 3 is true and accurate as at the date of this agreement; and

     (ii) except as fully and fairly disclosed in the Supplementary Disclosure Letter, each of the statements set out in part 2 of schedule 3 will be true and accurate as at Completion, and for the purposes of this subparagraph (ii) each of the statements set out in part 2 of schedule 3 shall be deemed to be repeated at Completion by reference to the facts and circumstances then existing.

(b)  K(UK)L warrants to the Purchaser that:

     (i) except as fully and fairly disclosed in the Disclosure Letter, each of the statements set out in part 3 of schedule 3 is true and accurate as at the date of this agreement; and

     (ii) except as fully and fairly disclosed in the Supplementary Disclosure Letter, each of the statements set out in part 3 of schedule 3 will be true and accurate as at Completion, and for the purposes of this subparagraph (ii) each of the statements set out in part 3 of schedule 3 shall be deemed to be repeated at Completion by reference to the facts and circumstances then existing.

8.3 BGEH and K(UK)L (on behalf of itself and KCIL) severally in equal proportions warrant to the Purchaser that:

     (a) except as fully and fairly disclosed in the Disclosure Letter, each of the statements set out in part 4 of schedule 3 (the Sellers' Warranties) is true and accurate as at the date of this agreement; and

     (b) except as fully and fairly disclosed in the Supplementary Disclosure Letter, each of the Sellers' Warranties will be true and accurate as at Completion, and for the purposes of this paragraph (b) each Sellers' Warranties shall be deemed to be repeated at Completion by reference to the facts and circumstances then existing.

8.4 Each Seller agrees with the Purchaser, the Company and the Company's employees (in the absence of fraud, dishonesty or wilful concealment by or on behalf of the Company or its employees) to waive any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or its employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter. This subclause 8.4 may be enforced by the Company or any of its employees under the Contracts (Rights of Third Parties) Act 1999, although the provisions of this subclause 8.4 may be varied or terminated by agreement between the Parties (which may also release or compromise any liability in whole or in part) without the consent of the Company or any of its employees.

8.5 The liability of the Sellers in connection with the Warranties shall be subject to the limitations in subclause 1.9, together with those contained in, and to the other provisions of, schedule 4, and any Warranty Claim shall be subject to the provisions of subclause 1.9 and schedule 4.

8.6 Any payment made by the Sellers in respect of a breach of the Warranties or under the Tax Deed shall, to the extent possible, be deemed to be a reduction in the Consideration.

8.7  The Purchaser warrants to the Seller that:

     (a) it is a corporation validly existing under Northern Irish law and has been in continuous existence since incorporation;

     (b) it has the requisite power and authority to enter into and perform, and has taken all necessary corporate action to authorise execution and performance of, its obligations under this agreement;

     (c)  this agreement constitutes its valid and binding obligations; and

     (d) the execution and delivery of this agreement by it and the performance of its obligations hereunder have been duly authorised and will not conflict with, contravene or result in a breach or default of any organisational documents, resolution, legal requirement, governmental order or decree, material agreement, licence, permit or consent by which the Purchaser is bound.

9. FURTHER ASSURANCES AND PROPERTY INDEMNITY

9.1 In relation to the Company, the Sellers shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the Companies Act 1985, the Company's articles of association or any agreement or obligation affecting it to give effect to this agreement.

9.2 The Sellers shall use reasonable endeavours to procure that there is recorded in the appropriate division of the General Register of Sasines or registered in the Land Register of Scotland (as appropriate) Notices of Title by the uninfeft proprietors referred to in the Disclosure Letter who granted the Deeds of Servitude in favour of Premier Transco Limited (each such recording being an Uninfeft Recording).

9.3 The Sellers shall use reasonable endeavours to procure that the registered owner for the time being of the lands comprised in the Land Registry of Northern Ireland Folio 21098 County Antrim shall execute a deed of rectification in a form reasonably agreed by the Purchaser confirming and granting the true and actual extent of the pipeline over the said lands by reference to a revised accurate map and shall have the same registered at the Land Registry of Northern Ireland against the aforementioned Folio (such execution being the Rectification Execution).

9.4 Subject to the limitations and other provisions of subclause 9.5, BGEH and K(UK)L (the Indemnitors) hereby undertake severally in equal proportions to indemnify and keep the Purchasers indemnified from and against and in respect of all losses that may be suffered or incurred after Completion by the Company or the Purchaser arising by virtue of:

     (a)  there being no Uninfeft Recording; and/or

     (b)  there being no Rectification Execution,

     (the Property Indemnity).

9.5  (a) The Property Indemnity shall apply only:

     (i) in terms of subclause 9.2, in respect of the subject matter of each Uninfeft Recording until the Uninfeft Recording (and, for the purposes of this subparagraph (i), the Property Indemnity shall no longer apply in respect of the subject matter of an Uninfeft Recording once the relevant Uninfeft Recording has been duly made); and

     (ii) in terms of subclause 9.3, until the Rectification Execution.

(b) The Property Indemnity shall not apply to the extent that any act, error, omission or conduct of the Purchasers or the Company after Completion or the respective servants, agents, contractors or others for whom they are each responsible at law has caused or contributed to such claims, costs, proceedings or demands (and, for the avoidance of doubt, such conduct of the Purchaser or the Company shall include the bringing to the attention of any third party the circumstance, act, error, omission, conduct or eventuality giving rise to a claim under the Property Indemnity provided that the inclusion in the Offering Circular of the Property Indemnity Description shall not result in the Property Indemnity ceasing to apply pursuant to this subclause 9.5).

(c) Neither the Purchasers nor the Company shall compromise or settle any claims, costs, proceedings or demands relating to the losses referred to in subclause 9.4 without the prior written consent of the Indemnitors, which shall not be unreasonably withheld, and the Purchasers shall permit the Indemnitors to defend the same in the name of the Purchasers or the Company, at the Indemnitors expense.

(d) The Purchaser and the Company shall be bound and obliged to give reasonable assistance to the Indemnitors, the reasonable and properly incurred costs of such assistance being refundable by the Sellers, so as to allow the Sellers fully to comply with the terms of subclauses 9.2 and 9.3, which reasonable assistance shall include, but shall not be limited to, procuring the exercise of, and exercising and enforcing in full, all statutory and other legal rights that the Company has against the said uninfeft proprietors or the said registered owner for the time being of the lands comprised in the Land Registry of Northern Ireland Folio 21098 County Antrim or other third parties or in relation to the relevant lands, including the threatening of the exercise of such rights as aforesaid and the Purchasers and the Company shall implement all reasonable directions made by the Indemnitors with regard thereto and in so doing, will act at all times as the agents of the Indemnitors with regard to such matters.

10. CONFIDENTIALITY

10.1 Neither the Purchaser nor any of the Sellers shall make (or permit any of their respective Affiliates to make) any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion.

10.2 The Purchaser shall and shall procure that:

     (a) it and each of its Affiliates shall keep confidential all information provided to them by or on behalf of any of the Sellers or otherwise obtained by or in connection with this agreement which relates to the Company, the Seller or any of the Seller's Affiliates; and


     (b) if, after Completion, the Company holds confidential information relating to any of the Sellers or any of their Affiliates, it shall keep that information confidential and, to the extent reasonably practicable, shall return that information to the relevant Sellers or destroy it, in each case without retaining copies.

10.3 Each of the Sellers shall and shall procure that:

     (a) it and each of its Affiliates shall keep confidential all information provided to them by or on behalf of the Purchaser or otherwise obtained by or in connection with this agreement which relates to the Purchaser or any of its Affiliates; and

     (b) if, after Completion, it holds confidential information relating to the Company, it shall keep that information confidential and, to the extent reasonably practicable, shall return that information to the Purchaser or destroy it, in each case without retaining copies.

10.4 Nothing in this clause 10 prevents any announcement being made or any confidential information being disclosed:

(a) with the written approval of the other Parties, which, in the case of any announcement, shall not be unreasonably withheld or delayed;

(b) to the extent required by law or any competent regulatory body, but a Party required to disclose any confidential information shall promptly notify the other Parties, where practicable and lawful to do so, before disclosure occurs and co-operate with the other Parties regarding the timing and content of such disclosure or any action which the other Parties may reasonably elect to take to challenge the validity of such requirement; or

(c) in the Offering Circular, provided that the only announcement in relation to the Property Indemnity and/or the subject matter thereof that may be made in the Offering Circular shall be the Property Indemnity Description.

10.5 Nothing in this clause 10 prevents disclosure of confidential information by any Party:

     (a) to the extent that the information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by any person; or

     (b) to that Party's professional advisers, auditors or bankers, but before any disclosure to any such person the relevant Party shall procure that he is made aware of the terms of this clause 10 and shall use its best endeavours to procure that such person adheres to those terms as if he were bound by the provisions of this clause 10.

11. NOTICES

11.1 Any notice or other formal communication given under this agreement or the Tax Deed must be in writing (which includes fax, but not email) and may be delivered or sent by post or fax to the Party to be served at its address appearing in this agreement as follows:

     (a)  to BGEH at: 100 Thames Valley Park Drive

                           Reading
                           Berkshire
                           RG6 1PT
                           United Kingdom

                           Fax: 0118 929 2670
                           Attention: Company Secretary;

     (b) to KCIL, care of K(UK)L at the same address, fax number and recipient as K(UK)L;

     (c)  to K(UK)L at

                           Jordans Limited
                           21 St Thomas Street
                           Bristol
                           BS1 6JS
                           United Kingdom

                           Fax: +44 (0)117 918 1342
                           Attention: Christine Jaeger; and

     (d)  to the Purchaser at: Arthur Cox Northern Ireland

                           Capital House
                           3 Upper Queens Street
                           Belfast
                           BT1 6PU
                           United Kingdom

                           Fax: 0044 28 9026 2650
                           Attention: Mark Thompson,

     or at such other address or fax number as it may have notified to the other Parties in accordance with this clause 11. Any notice or other document sent by post shall be sent by prepaid first class.


11.2 Any notice or other formal communication shall be deemed to have been given:

     (a)  if delivered, at the time of delivery;

     (b) if posted, at 10.00 a.m. on the second Business Day after it was put into the post; or

     (c) if sent by fax, on the date of transmission if transmitted before 3.00 p.m. on any Business Day, and in any other case on the Business Day following the date of transmission.

11.3 In proving service of a notice or other formal communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid first class recorded delivery post or that the fax was properly addressed and transmitted, as the case may be.

12. ASSIGNMENT

12.1 The Purchaser may assign the benefit of this agreement and the Tax Deed to any of its Affiliates and, if it does so:

     (a) the assignee may enforce the obligations on the part of each of the Sellers (including the Warranties) under this agreement, and on the part of BGEH and K(UK)L under the Tax Deed, as if it had been named in this agreement and in the Tax Deed as the Purchaser;

     (b) as between the Sellers and the Purchaser, each of the Sellers may nevertheless enforce this agreement and the Tax Deed against the Purchaser as if that assignment had not occurred;

     (c) the assignment shall not in any way operate so as to increase or reduce the respective rights and obligations on the part of the Purchaser or its assignee on the one hand and the Sellers on the other hand; and

     (d) if the assignee ceases to be an Affiliate of the Purchaser, the Purchaser shall procure that the benefit of this agreement and the Tax Deed is re-assigned to the Purchaser or another of its Affiliates.

12.2 KCIL may assign the benefit of this agreement to K(UK)L and, if it does so, K(UK)L may enforce the obligations on the part of the Purchaser (including the Warranties) under this agreement as if it had been named in this agreement as KCIL.

12.3 The Purchaser may assign, transfer or create a security interest in favour of lenders to the Purchaser, any of the Purchaser's Affiliates or any special purpose entity pursuant to any financing arrangements or transactions entered into by the Purchaser or any of its Affiliates from time to time over the Purchaser's rights and interests under this agreement and the Tax Deed provided that the Purchaser remains primarily liable to the Sellers for all of its obligations under this agreement and the Tax Deed and provided further that the liability of the Sellers under this agreement and the Tax Deed to the Purchasers is not as a result increased to a level greater than it would have been in the absence of such security.

12.4 Except as permitted by this clause 12, none of the rights or obligations under this agreement or the Tax Deed may be assigned or transferred without the prior consent of all the other Parties (which consent shall not be unreasonably withheld).

13. WHOLE AGREEMENT

13.1 This agreement and the Tax Deed contain the whole agreement between the Sellers, on the one hand, and the Purchaser, on the other hand, relating to the transactions contemplated by this agreement and supersedes all previous agreements between the Sellers, on the one hand, and the Purchaser, on the other hand, relating to these transactions.

13.2 As between the Sellers, on the one hand, and the Purchaser, on the other hand, each Party:

     (a) acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, collateral contract, financial projection or other assurance (except those set out in this agreement and the Tax Deed) made by or on behalf of any other Party before the signature of this agreement; and

     (b) waives all rights and remedies which, but for this subclause 13.2, might otherwise be available to it in respect of any such representation, warranty, collateral contract, financial projection or other assurance.

13.3 For the  avoidance  of doubt,  nothing in or pursuant to schedule 5,- or in schedule 8, the Forecast Balance Sheet or the Completion Accounts shall constitute a representation, warranty, collateral contract, financial projection or other assurance.

13.4 Notwithstanding any provision in this agreement to the contrary, nothing in this agreement shall limit or exclude any liability for fraud or for fraudulent misrepresentation.

14. GOVERNING LAW

14.1 This agreement is governed by and shall be construed in accordance with English law.

14.2 The English courts have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement and the parties submit to the non-exclusive jurisdiction of the English courts.

14.3 The parties waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

14.4 The Purchaser irrevocably appoints the Purchaser's Solicitors as its agent in England for service of process.

14.5 EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT. 15. GENERAL

15.1 Each of the obligations, Warranties and undertakings set out in this agreement (excluding any obligation which is fully performed at Completion) shall continue in force after Completion.

15.2 Except as otherwise agreed in writing by the Parties, each Party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

15.3 The Purchaser shall be liable for any stamp duty payable in relation to the purchase by it of the Shares.

15.4 This agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

15.5 The rights of each Party under this agreement:

     (a)  may be exercised as often as necessary; and

     (b)  may be waived only in writing and specifically; and

     a delay in exercising or non-exercise of any such right is not a waiver of that right.

15.6 Except as expressly stated in this agreement, a person who is not a Party may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

AS WITNESS this agreement has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of this agreement.

                                   SIGNATORIES


Signed by                                          )
for BG ENERGY HOLDINGS LIMITED                     )       ...................





Signed by                                          )
for KEYSPAN C I LTD                                )       ...................





Signed by                                          )
for KEYSPAN (UK) LIMITED                           )       ...................





Signed by                                          )
for PREMIER TRANSMISSION FINANCING PUBLIC          )       ...................
LIMITED COMPANY



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